                                                               EXHIBIT (iii)(ii)

                                                              As Amended through
                                                                   April 3, 1997


                                   ECHLIN INC.
                                     BY-LAWS


                             ARTICLE I. SHAREHOLDERS

Section 1.  Place for Holding Meetings

         All Meetings of Shareholders, whether Annual or Special, shall be held at the offices of the Company in the Town of Branford, County of New Haven and State of Connecticut or at such other place within or outside the State of Connecticut as shall be designated in the notice of such Meeting.

Section 2.  Annual Meeting of Shareholders

         The Annual Meeting of Shareholders, for the election of directors and the transaction of other business, shall be held during the month of December in each year at a date and hour fixed by the Board of Directors. At each Annual Meeting the shareholders entitled to vote shall, in accordance with their respective voting rights, elect a Board of Directors, and they may transact such other business as may properly come before the Meeting.

No business may be transacted at any Annual Meeting other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof); (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (c) otherwise properly brought before the Annual Meeting by any shareholder of the Company (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of shareholders entitled to vote at such Annual Meeting, and
(ii) who complies with the notice procedures set forth in this Section 2.

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal offices of the Company not less than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs. In no event shall an adjournment of an Annual Meeting commence a new time period for the giving of a shareholder's notice as described above.

To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder or in connection with the acquisition, holding, voting or disposing of the Company's shares, and a description of any material interest of such shareholder or other person in such business, and (v) a representation that such shareholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the Meeting.

         No business shall be conducted at the Annual Meeting except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 2; provided, however, that once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this
Section 2 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the Chairman shall declare to the Meeting that the business was not properly brought before the Meeting and that such business shall not be discussed or transacted.

Section 3.  Special Meetings

         The Chairman of the Board, the President, or the Board of Directors may, and upon the written request of the holders of at least thirty-five (35) per cent of the voting power of all shares entitled to vote at the Meeting the President shall, call a Special Meeting of Shareholders for such purposes as may be designated in the notice thereof.






Section 4.  Quorum

         The holders of a majority of the issued and outstanding stock entitled to vote who shall be present in person or represented by proxy at any Meeting duly called will constitute a quorum for the transaction of business.

Section 5.  Notice of Meetings of Shareholders

         Written notice of each Meeting of Shareholders, Annual or Special, stating the day, hour and place thereof, and the general nature of the business to be considered, shall be given to each shareholder entitled to vote thereat by mailing a copy thereof to such shareholder's last known post office address as last shown on the stock records of the Company, postage prepaid, not less than ten (10) days nor more than sixty (60) days before the date of the Meeting. Notice of any meeting may be waived before or after such Meeting.

Section 6.  Record Date

         The Board of Directors by resolution may fix a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at any Meeting of Shareholders or any adjournment thereof, or entitled to receive any distribution by the Company or for any other purpose, such date to be not earlier than the date such action is taken by the Board of Directors and not more than seventy (70) days, and, in case of a Meeting of Shareholders not less than ten (10) full days, immediately preceding the date on which the particular event requiring such determination of shareholders is to occur.

Section 7.  Voting

         At each Meeting of Shareholders, each shareholder then entitled to vote may vote in person or by proxy, and shall, unless otherwise provided in the Certificate of Incorporation, have one vote for each share of stock registered in his or her name on the record date. Unless otherwise provided by law or by the Certificate of Incorporation, the affirmative vote, at any Meeting of Shareholders duly held and at which a quorum is present, of a majority of the voting power of the shares represented at such Meeting which are entitled to vote on the subject matter shall be the act of the shareholders.

Section 8.  Action without Meeting

         Any action which may be taken at a Meeting of Shareholders may be taken without a meeting by consent in writing, setting forth the action so taken or to be taken, signed by all the persons who would be entitled to vote upon such action at a Meeting.

Section 9.  Adjournment

         The holders of a majority of the voting power of the shares entitled to vote represented at a Meeting may adjourn such Meeting from time to time.

Section 10.  Proxies

         Every person entitled to vote or execute consents, waivers or releases in respect of his or her shares may do so either in person or by one or more agents authorized by a written proxy executed by him or her. A photographic or similar reproduction of a proxy or a telegram, cablegram, wireless, facsimile or similar transmission of a proxy sent by such person is a sufficient writing. All proxies shall be filed with the Secretary of the Company. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless it specifies the length of time for which it is to continue in force or limits its use to a particular Meeting not yet held. No proxy shall be valid after ten years from its date of execution.


                              ARTICLE II. DIRECTORS

Section 1.  Number, Term and Nominations

         The Board of Directors shall consist of not less than three nor more than twelve members, the number to be as the directors shall from time to time direct; provided, however, that if the directors shall fail to fix the number of directors, the number to be elected shall be the same aggregate number as elected at the preceding Annual Meeting of Shareholders at which directors were elected and at any intervening Meeting for the election of directors. The directors shall be elected at the Annual Meeting of Shareholders, and each director shall be elected to serve for one year or until the next Annual Meeting and until another shall be chosen or have qualified in his or her stead, provided, that in the event of failure to hold such Annual Meeting, or to hold such election thereat, it may be held at any Special Meeting of Shareholders called for that purpose.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company, except as may otherwise be provided in the Certificate of Incorporation of the Company. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Shareholders (a) by or at the direction of the Board of Directors (or any duly authorized Committee thereof); or (b) by any shareholder of the Company (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 1 and on the record date for the determination of shareholders entitled to vote at such Annual Meeting, and (ii) who complies with the notice procedures set forth in this Section 1.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than one hundred twenty
(120) days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such an anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the date on which such notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs. In no event shall the adjournment of an Annual Meeting commence a new time period for the giving of a shareholder's notice as described above.

To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and address of such shareholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the Meeting to nominate the persons named in its notice, and (v) any other information relating to such shareholder that would be required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 1. If the Chairman of the Meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the Meeting that the nomination was defective and such defective nomination shall be disregarded.

         Notwithstanding anything in this Section 1 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public disclosure by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year's Annual Meeting of Shareholders, a shareholder's notice required by this Section 1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public disclosure is first made by the Company.

Section 2.  Vacancies

         Upon the death, resignation or removal of any director, the vacancy may be filled by a majority of the remaining directors, even though less than a quorum, and each director so elected shall hold office until a successor is elected at the next Annual Meeting of Shareholders, or at a Special Meeting of Shareholders called for that purpose. The shareholders may at any time elect directors to fill any vacancy not filled by the directors, and may elect the additional directors at a Meeting at which an amendment of the By-laws is approved authorizing an increase in the number of directors. If the resignation of a director is to take effect at a date later than the receipt thereof by the Company, appropriate action to elect a successor to take office when the resignation becomes effective may be taken at any time after such receipt in the same manner as though such resignation were effective on receipt.

Section 3.  Quorum

         A quorum of the Board of Directors shall consist of a majority of the number of directors in office immediately before the Meeting of the directors begins.

Section 4.  Meetings - Notice

         Meetings of the Board of Directors may be held within or without the State of Connecticut and shall be called by the Secretary at any time when requested by the Chairman of the Board, the President or by a majority of the Board of Directors. A newly elected Board of Directors may hold its first
Meeting for the purpose of organization and the transaction of any other business immediately after the Annual Meeting of Shareholders, without notice. At least two days' written or oral notice of any other Meeting of the Board of Directors shall be given to each director. Neither the business to be transacted at, nor the purpose of, any Meeting of the Board of Directors need be specified in the notice or in any waiver of notice of any Meeting, unless required by the Connecticut Business Corporation Act.

Section 5.  Powers of Directors

         The Board of Directors shall have the care and management of the business, property and affairs of the Company, and subject to restrictions imposed by the Connecticut Business Corporation Act, by the Certificate of Incorporation or by the By-laws, may exercise all the powers of the Company and, so far as is lawful, may delegate any and all such powers as it sees fit.

Section 6.  Chairman of the Board, Vice Chairman of the Board and Board
Committees

         The Board of Directors shall, by resolution adopted by the affirmative vote of directors holding a majority of the directorships, designate a director to the office of Chairman of the Board. The Chairman of the Board shall preside at all Meetings of Shareholders and of the Board of Directors. The Chairman of the Board shall serve as Chairman of the Executive Committee and, if not already a committee member, shall be an ex-officio member of all other standing committees of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all contracts and other instruments of the Company which may be authorized by these By-laws or by the Board of Directors; and the Chairman shall have the power to do any and all other things for and in behalf of the Company as may be specifically authorized by the Board of Directors from time to time, and which do not contravene the provisions of these By-laws or the laws of the State of Connecticut.

         The Board of Directors may, by resolution adopted by the affirmative vote of directors holding a majority of the directorships, designate a director to the office of Vice Chairman of the Board. In the absence of the Chairman of the Board, the Vice Chairman shall preside at all Meetings of the Board of Directors and perform such other duties as shall be assigned by the Chairman or the Board of Directors.

         The Board of Directors may, by resolution adopted by the affirmative vote of directors holding a majority of the directorships, designate two or more directors to constitute an Executive Committee. The Executive Committee shall have and may exercise all powers which the Board of Directors possesses except
(a) the power to alter or amend the Certificate of Incorporation or By-laws; (b) the power to declare any dividend or other distribution with respect to the stock of the Company; (c) the power to fill vacancies on the Board of Directors or on a committee of the Board of Directors; (d) the power to approve a plan of merger not requiring shareholder approval; (e) the power to authorize or approve reacquisition of shares, except according to a formula or method approved by the Board of Directors; or (f) the power to authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize the Executive Committee or other committee or a senior executive officer of the company, to do so within limits specifically prescribed by the Board of Directors.

         The Board of Directors may, by resolution adopted by the affirmative vote of directors holding a majority of the directorships, designate two or more directors to constitute any other committee or committees as it shall at any time or from time to time deem appropriate, for the purposes specified in any resolution authorizing such other committee. Notices of meetings of all committees shall be given to each committee member as provided for Meetings of the Board of Directors. A majority of members of a committee shall constitute a quorum. All committees shall keep regular minutes of their proceedings and report the same to the Board of Directors on a regular basis.

Section 7.  Compensation of Directors

         Directors shall receive such reasonable compensation for their services as directors as the Board of Directors shall at any time or from time to time fix, including compensation for service upon any committee or committees of the Board.

Section 8.  Consent - Waiver of Notice

         If all the directors, or all members of a committee of the Board of Directors, as the case may be, severally or collectively consent in writing to any action taken or to be taken by the Company, and the number of such directors or members constitutes a quorum for such action, such action shall be as valid corporate action as though it had been authorized at a Meeting of the Board of Directors or such committee, as the case may be. Notice of any Meeting of the Board of Directors or any committee thereof may be waived either before or after such Meeting. All such waivers and consents shall be filed with the minutes of any such Meeting by the Secretary.

Section 9.  Mandatory Retirement of Directors

         No person shall be elected to the Board of Directors who has reached his or her 70th birthday.

Section 10.  Indemnification and Advancement of Expenses of Directors

         The Company shall provide for the indemnification and advancement of expenses of directors to the extent properly permitted by law.


                              ARTICLE III. OFFICERS

Section 1.  Officers

         The officers of the Company shall be a President, a Vice President, a Secretary, a Treasurer and a Controller. The Company may also have, at the discretion of the Board of Directors, one or more additional Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed. Officers other than the President need not be directors. The office of Chairman of the Board and President may be held by the same person but neither the Chairman of the Board nor the President may occupy any other office. Other than the Chairman of the Board and President, one person may hold two or more offices. All officers shall serve at the pleasure of the Board of Directors.

Section 2.  President

         The President, subject to the control of the Board of Directors, shall be the Chief Executive Officer of the Company. The President shall direct the policies and management of the Company and shall have general supervision and control of the business of the Company. In the absence of the Chairman of the Board, the President shall preside at all Meetings of Shareholders. The President shall sign all certificates, contracts and other instruments of the Company which may be authorized by these By-laws or by the Board of Directors. The President shall also have all powers and duties of management usually vested in the office of president of a company, and shall have such other powers and duties as may be prescribed by the Board of Directors.

Section 3.  Vice Presidents

         In the absence or disability of the Chairman of the Board and President, the Vice President designated by the Board of Directors shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Chairman of the Board, the Board of Directors or the President.

Section 4.  Secretary

         The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all Meetings of the Board of Directors and Shareholders, with the time and place of holding, the notice thereof given, the names of those present at Meetings of the Board of Directors, the number of shares present or represented at Meetings of Shareholders and the proceedings thereof.

         The Secretary shall keep, or cause to be kept, at the principal office, or at the office of the Company's transfer agent, a share register or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all the Meetings of Shareholders and of the Board of Directors required by the By-laws or by law to be given, and the Secretary shall keep the seal of the Company in safe custody and have responsibility for authenticating all records of the Company. The Secretary shall also have such other powers and perform such other duties as may be prescribed by the Chairman of the Board, the Board of Directors or the President.

Section 5.  Treasurer

         The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.

         The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Company with such depositaries as may be, from time to time designated by the Chairman of the Board or the President. The Treasurer shall render to the Chairman of the Board, to the President and to the Board of Directors whenever the Chairman, the President or the Board of Directors requests it, an account of all transactions as Treasurer and of the financial condition of the Company, and shall have such other powers and perform such other duties as may be prescribed by the Chairman of the Board, the Board of Directors or the President.

Section 6.  Controller

         The Controller shall be the principal accounting officer of the Company. The Controller shall have general supervision over the books and accounts of the Company relating to receipts and disbursements and shall arrange the form of all vouchers, accounts, reports and returns required by the Company and by the various divisions. The Controller shall be responsible for and in charge of accounting and accounting methods, office procedures and routines, budgets and preparation of statistics to assist in executive control of the business of the Company. The Controller shall perform such other duties, and shall render such reports as shall, from time to time, be required of the Controller by the Chairman of the Board, the Board of Directors, or the President.

Section 7.  Indemnification and Advancement of Expenses of Officers

         The Company shall provide for the indemnification and advancement of expenses of officers to the extent properly permitted by law.


                            ARTICLE IV. CAPITAL STOCK

Section 1.  Form and Execution of Certificates

         Share certificates shall be in such form as shall be adopted by the Board of Directors. The share certificates may be under seal, or facsimile seal of the Company and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer except that such signatures may be facsimile if the certificate is signed by a transfer agent, transfer clerk acting on behalf of the Company or registrar. If any officer who has signed or whose facsimile signature has been used on any such certificate ceases to serve the Company as an officer in the capacity as to which his or her signature was so used before such certificate has been delivered by the Company, the certificate may, nevertheless, be adopted by the Company and be issued and delivered as though such officer had not ceased to hold such office.

Section 2.  Transfer

         Transfer of shares shall be made only upon the books of the Company by the registered holder in person or by attorney, duly authorized, and upon surrender of the certificate or certificates for such shares properly assigned for transfer.

Section 3.  Lost or Destroyed Certificates

         The holder of any certificate representing shares of stock of the Company may notify the Company of any loss, theft or destruction thereof, and the Secretary or any Assistant Secretary may thereupon, in his or her discretion, instruct that a new certificate be issued for the same number of shares to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Secretary or such Assistant Secretary may require, to indemnify the Company against loss or liability by reason of the issuance of such new certificate.




                                 ARTICLE V. SEAL

         The Company shall have a corporate seal, in such form as shall be approved by the Board of Directors.


                      ARTICLE VI. EXECUTION AND DELIVERY OF
                         CONTRACTS AND OTHER INSTRUMENTS

         All officers shall have authority to enter into any contract or to execute any instrument in the name and on behalf of the Company, provided that such contract or instrument is of a nature usual and common in the ordinary conduct of the business affairs of the Company. Such authority is general, but shall not be understood in any way to contravene the supervisory powers and authority of the Chairman of the Board, the President or the Treasurer as set forth in Article III of these By-laws. The authority of any officer or officers, agent or agents to enter into any contract or to execute any instrument in the name of and on behalf of the Company for purposes other than the ordinary conduct of the business is subject to the approval of the Board of Directors, and unless so authorized, no officer, agent or employee shall have any power or authority to bind the Company by any contract or other instrument or to pledge its credit or to render it liable for any purpose or to any amount except as provided herein.


                                             ARTICLE VII. FISCAL YEAR

     The fiscal year of the Company shall begin on September 1 of each year and end on August 31 of the next year.


                                             ARTICLE VIII. AMENDMENTS

Section 1.  Power of Shareholders

         By-laws  may  be   adopted,   amended  or  repealed  at  a  Meeting  of
Shareholders by the vote of shareholders entitled to exercise a majority of the voting power represented at such Meeting.







Section 2.  Power of Directors

         The authority to adopt, repeal and amend the By-laws is hereby delegated to the Board of Directors, subject to the power of the shareholders to adopt, amend or repeal such By-laws or to revoke this delegation of authority; provided, also, that the directors may increase the number of directorships, without numerical limit, and may fill any vacancy so created with a director who shall hold office until a successor is elected at the next Annual Meeting of Shareholders, or may decrease the number of directorships, by the concurring vote of the directors holding a majority of the directorships, which number of directorships shall be the number prior to the vote on the increase.